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                                                                    EXHIBIT 23.5


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated February 4, 1997, accompanying the consolidated financial statements of Citizens Gwinnett Bankshares, Inc. for the year ended December 31, 1996, included in the Form 10-K for Premier Bancshares, Inc. for year ended December 31, 1998. We hereby consent to the incorporation by reference of said report in the Registration Statement and Prospectus of Premier Bancshares, Inc. on Form S-4, and the use of our name under the caption "Experts".


                                                /s/ PORTER KEADLE MOORE, LLP
                                                ----------------------------
                                                PORTER KEADLE MOORE, LLP



Atlanta, Georgia
July 16, 1999